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                         ANDREWS & KURTH L.L.P.
               A REGISTERED LIMITED LIABILITY PARTNERSHIP
                               ATTORNEYS
                    1701 PENNSYLVANIA AVENUE, N.W.
                                SUITE 200
                       WASHINGTON, D.C. 20006-5805



OTHER OFFICES:
  HOUSTON                                           TELEPHONE: (202) 662-2700
  DALLAS                                            TELECOPIER: (202) 662-2739
 LOS ANGELES                                             TELEX: 79-1208
  NEW YORK
THE WOODLANDS
  LONDON

                                     June 3, 1997


EquiVantage Acceptance Corp.
13111 Northwest Freeway, Suite 301
Houston, Texas  77040

    Re:  EquiVantage Acceptance Corp.
         Registration Statement on Form S-3

 Ladies and Gentlemen:

    We have acted as counsel to EquiVantage Acceptance Corp., a Delaware corporation (the "Sponsor"), in connection with the authorization and proposed issuance from time to time after the date hereof in one or more series (each, a "Series") of up to $500,000,000 aggregate principal amount of mortgage loan asset-backed securities (the "Securities") to be offered pursuant to a registration statement on Form S-3 (such registration statement, the "Registration Statement") relating to the Securities. The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of either (i) a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Sponsor, EquiVantage Inc., as servicer (the "Servicer"), and a trustee to be identified in the prospectus supplement for such Series of Securities (the "Trustee" for such Series) or (ii) a separate Indenture (each, an "Indenture") between the Sponsor and the related Trustee.

    We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Sponsor's organizational documents, the forms of Pooling and Servicing Agreement and Indenture incorporated by reference as exhibits to the Registration Statement (including forms of the Securities included therein), the prospectus (the "Prospectus") and each form of prospectus supplement (the "Prospectus Supplement") incorporated by reference as an exhibit to the Registration Statement, and such other records, documents and statutes as we have deemed necessary for the purpose of rendering this opinion.

    Based upon the foregoing, we are of the opinion that:

    1. When a Pooling and Servicing Agreement or an Indenture, as applicable, for a Series of Securities has been duly and validly authorized by all necessary action on the part of the Sponsor and has been duly executed and delivered by the Sponsor, the Servicer, the Trustee and any other party thereto for such Series, such Pooling and Servicing Agreement or Indenture, as applicable, will constitute a legal, valid and binding agreement of the Sponsor, enforceable against the Sponsor in accordance with its



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EquiVantage Acceptance Corp.
June 3, 1997
Page 2

terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency reorganization, liquidation, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or (b) general principles of equity or public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law.

    2. When a Series of Securities has been duly authorized by all necessary action on the part of the Sponsor (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Pooling and Servicing Agreement, and issued and delivered against payment therefor as contemplated in the Registration Statement, the Securities of such Series will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Pooling and Servicing Agreement.

    3. When a Series of Securities has been duly authorized by all necessary action on the part of the Sponsor (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Indenture, and issued and delivered against payment therefor as contemplated in the Registration Statement, the Securities of such Series will be valid and binding non-recourse obligations of the Sponsor, enforceable against the Sponsor, in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency reorganization, liquidation, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or (b) general principles of equity or public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law.



    In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein), the General Corporate Law of the State of Delaware and the federal laws of the United States of America.



    We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus, without admitting that we are "experts" within the meaning of the 1933 Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement, including this exhibit.

                             Sincerely,



                             /s/ ANDREWS & KURTH L.L.P.